FOR IMMEDIATE RELEASE

STRATEGIC STORAGE TRUST, INC. ACQUIRES FIFTH VIRGINIA FACILITY

Chantilly, Virginia Self-Storage Site is 93 Percent Occupied

     CHANTILLY, Va. - May 30, 2012 - Strategic Storage Trust, Inc. (SSTI), a publicly registered non-traded REIT targeting the self-storage market, announced today the purchase of an 870-unit self-storage property in Chantilly, Va. for approximately $7.3 million. SSTI’s self-storage portfolio in Virginia now includes five facilities totaling approximately 3,320 units. The new site will be rebranded under the SmartStop® Self Storage trade name.

     “The Chantilly property is a prime asset as it is in close proximity to our nation’s capital,” said H. Michael Schwartz, SSTI’s chairman and CEO. “The government influence adds to the stability of the local economy and offers an increase in job growth, which ultimately promotes residential moving/self-storage transactions.”

     The property, which is 93% occupied, is located at 14518 Lee Rd in Chantilly, between Lee Jackson Memorial Hwy 50 to the north and Willard Road to the south. Built in 1985, the approximately 3.3-acre facility consists of three buildings with a retail office and approximately 83,700 net rentable square feet. The property offers both interior and exterior drive-up accessible units.

SSTI currently owns four other self-storage facilities in Virginia:

  5219 Plank Rd in Fredericksburg, VA (630 units)
  10490 Colonel Court in Manassas, VA (500 units)
  520 W Williamsburg Rd in Sandston, VA (680 units)
  815 LaSalle Ave in Hampton, VA (640 units)

     “This site is well located across from Costco, Target, Office Depot, Party City and Starbucks,” said Wayne Johnson, SSTI’s senior vice president of acquisitions. “The facility is located in fast growing Fairfax County, approximately 11 miles north of our Manassas facility.”

About Strategic Storage Trust, Inc.

Strategic Storage Trust, Inc. (SSTI) is the first and only self-storage REIT in the public non-traded REIT marketplace. SSTI is one of five publicly registered self-storage REITs in the United States and is one of the fastest growing self-storage REITs nationwide. The SSTI management team is comprised of industry veterans with extensive institutional experience in the acquisition and property management of self-storage properties. Since the launch of SSTI in 2008, the company’s portfolio of wholly-owned properties has expanded to include 92 properties in 17 states and Canada that are being branded as SmartStop® Self Storage. The portfolio includes approximately 61,000 self-storage units and 7.5 million rentable square feet of storage space.

For more information about SSTI, please call 949-429-6600 or visit www.strategicstoragetrust.com.

To view our properties and locations or to find a nearby storage facility, visit www.smartstopselfstorage.com

This press release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to: uncertainties relating to changes in general economic and real estate conditions; uncertainties relating to the implementation of our real estate investment strategy; uncertainties relating to financing availability and capital proceeds; uncertainties relating to the closing of property acquisitions; uncertainties relating to the public offering of our common stock; uncertainties related to the timing and availability of distributions; and other risk factors as outlined in the Company’s prospectus, as amended from time to time. This is neither an offer nor a solicitation to purchase securities.

Media Contacts:

Vanessa Showalter
Media Strategist
Anton Communications
949-748-0542
vshowalter@antonpr.com
www.antonpr.com

Genevieve Anton
Principal
Anton Communications
714-544-6503
ganton@antonpr.com
www.antonpr.com